UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2021

1895 BANCORP OF WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40609	61-1993378
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 West Edgerton Avenue, Greenfield, Wisconsin		53220
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (414) 421-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BCOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 8, 2022, Richard Hurd, Chief Executive Officer of 1895 Bancorp of Wisconsin, Inc. (the “Company”) and PyraMax Bank, FSB (“PyraMax Bank”), the wholly owned subsidiary of the Company, will reduce his day-to-day operational involvement in the operation of the Bank while continuing to serve as the Chief Executive Officer of PyraMax Bank and the Company in order to continue to provide strategic leadership and direction to PyraMax Bank and the Company.  Mr. Hurd’s change in duties is not the result of any dispute or disagreement with the Company or PyraMax Bank.  In consideration thereof, the Company and PyraMax Bank entered into an amended and restated employment agreement with Mr. Hurd, on or about December 31, 2021 and effective as of January 8, 2022, to: (i) decrease his hours to approximately 20 hours per week; (ii) decrease his base salary to $140,000; (iii) eliminate welfare benefits which Mr. Hurd is no longer eligible to receive as a part time employee; and (iv) revise severance payments to Mr. Hurd upon an Event of Termination.

Also, on December 31, 2021, the Boards of Directors of the Company and PyraMax Bank extended the terms of the employment agreements with each of David Ball, President and Chief Operating Officer, Steven T. Klitzing, Senior Vice President and Chief Financial Officer, Daniel Kempel, Senior Vice President and Chief Credit Officer, Thomas Peterson, Senior Vice President and Chief Lending Officer and Monica Baker, Senior Vice President and Chief Brand Officer, such that the terms of the employment agreements will expire on January 19, 2025 (with respect to Mr. Ball, who has a three-year agreement) and July 8, 2023 (with respect to Mr. Klitzing, Mr. Kempel, Mr. Peterson and Ms. Baker, who each have 18-month agreements).  There were no other changes to the employment agreements.

The foregoing description of Mr. Hurd’s amended and restated employment agreement is qualified in its entirety by reference to the copy of the amended and restated employment agreement that is included as Exhibit 10.1 to this Current Report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1	Amended and Restated Employment Agreement among PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, Inc. and Richard Hurd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

1895 BANCORP OF WISCONSIN, INC.

DATE: January 4, 2022	By:	/s/ Richard B. Hurd
Richard B. Hurd
Chief Executive Officer